UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Harris Teeter Supermarkets, Inc.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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On July 17, 2013, Harris Teeter Supermarkets, Inc. (the “Company”) made available to its employees, and posted to the Company’s internal website, an updated version of frequently asked questions and answers regarding the Agreement and Plan of Merger dated July 8, 2013 (the “Merger Agreement”) among the Company, The Kroger Co. (“Kroger”) and Hornet Acquisition, Inc., a wholly-owned subsidiary of Kroger. A copy of such frequently asked questions and answers follows.

Associate Questions and Answers

MERGER

1.

Why are we being sold?

A:

We are in a very difficult competitive environment and need a great deal of financial investment to continue to compete with companies such as Wal-Mart. Kroger’s financial strength will ensure our ability to continue to satisfy our customers with new lower cost technology, better buying and best practices to lower expenses.

2.

When will the merger be finalized?

A:

The close of the merger will not be final for several months due to the required antitrust review by the Federal Government and the formal approval of our Shareholders.

3.

Will we remain Harris Teeter or will we be Kroger?

A:

Our name will remain Harris Teeter and our go to market strategy will change very little.  We will be an operating division of Kroger.

4.

Will Kroger bring in their own management teams?

A:

We expect little or no change to our HT Management Teams.

5.

Will we keep the corporate office or will whole departments be moved to Cincinnati?  What about our Distribution centers and Hunter Farms?

A:

Our office will remain in Matthews and our entire operations team will remain intact.  We also do not expect any changes in our warehouse or dairy operations.

6.

Will any Harris Teeter stores close?

A:

We have very little store overlap with Kroger.  Store closings, if any, will be decided through the antitrust review that will take place prior to the close of the merger.

7.

Will stores be split up and sold off?

A:

Not that we are aware of.

EMPLOYMENT/GENERAL QUESTIONS

1.

Am I going to be laid off?  How safe is my job?

A:

The most important factor in Kroger’s desire to merge with us is our Associates. We anticipate no change in management including Associates.

2.

How will my job change?  What can I expect in the next 3-6 months?

A:

Operations, manufacturing, and warehouse jobs will see very little changes, if any.  We expect that our office will function in much the same way it does today.

3.

Will the company hold me to my relocation agreement?

A:

Yes.

4.

What will happen to my years of service?

A:

Kroger has agreed that the total level of your benefits will not decrease for at least 18 months following the close of the merger. Kroger will have the right to determine whether to continue these plans as they are or to convert to a Kroger plan going forward.

5.

Will severances be offered and if so how would this be decided for each person?

A:

There are no plans to offer severance to any associate due to business as usual.  We do have a severance plan should the need arise with the closing of a store.

6.

Since Kroger is unionized, will I be required to join the union as well?

A:

No, Harris Teeter intends to remain union free.

7.

Can we transfer to other Kroger stores or facilities now and keep our years of service?

A:

Until the close of the merger, if you left HT and went to work for Kroger or any other company you would be considered terminated at this point and would lose your years of service for the purpose of Harris Teeter’s benefit plans.

8.

If I am a department manager, will I continue to get my 4 hours of overtime?

A:

Until the close of the merger, you will continue to get your 4 hours of overtime as a department manager with HT.  Upon the close of the merger, Kroger will assess the overtime program in place currently.

9.

If I worked for Kroger previously, will my years of services be combined?

A:

We do not have an answer to this currently.  Kroger will review this and make a decision after the close of the merger.

10.

If I am out on a leave of absence at the time of the close of the merger, will Kroger honor our leave of absence policies?

A:

At this time we do not have information regarding Kroger’s leave of absence policies. If you are on an approved FMLA leave with Harris Teeter currently and you return to work, you will be covered under the federal FMLA guidelines and your job will be protected.  All other leave policies, as stated in the current HT leave of absence policy, are subject to change at any time.  Once the merger closes, Kroger will make the determination to continue the leave policies or make revisions.

11.

Will the Greensboro and Indian Trail Distribution centers and the Fredericksberg Relay Center keep their truck drivers or is there a plan to transfer them to Ruan or require them to join the union?

A:

We expect that Harris Teeter drivers will continue to operate in a Union Free environment as they currently do since they are an important part of our highly productive supply chain system.

12.

Will we have access through JOBBS or another portal to apply for Kroger positions?

A:

At this point, you currently have access to post only for internal opportunities within Harris Teeter.  Once the merger closes, Kroger will assess whether they will open up their internal job posting opportunities across different banners within Kroger.

PAY & BENEFITS

1.

How will this impact my rate of pay before the close of the merger?

A:

Your pay will not be impacted prior to the close of the merger.  Kroger has agreed that your compensation will not decrease for at least 18 months following the close of the merger.

2.

What happens to my health and welfare benefits before the close of the merger?

A:

Kroger cannot make any changes to our plans prior to the close of the merger, but, as always, the Company retains the right to amend or terminate the plan.

3.

Will my health care flex spending balance stay intact or should I try to schedule appointments / procedures now with my doctor?

A:

Your flex spending balance will stay intact until the close of the merger.  After that time, Kroger will determine how to administer the plan.

4.

How will this impact my bonus? If the close of the merger occurs before November, will we still get our bonus?

A:

This year's bonus will not be impacted as a result of the merger.  As always, the bonus payout amounts will be based on the results of the fiscal year and your individual performance.

5.

Would my vacation/PDO amount change or start over?

A:

Kroger has agreed that the total level of your benefits will not decrease for at least 18 months following the close of the merger. Kroger will have the right to determine whether to continue the vacation/PDO plans as they are or to convert to a Kroger plan going forward.

6.

Does Kroger have similar pay scales or do you anticipate pay increases or decreases if/when the close of the merger?

A:

We do not have information regarding Kroger’s pay scales at this time. Kroger has agreed that your compensation will not decrease for at least 18 months following the close of the merger.  After that, Kroger may assess the compensation offered to our associates to ensure it is in line with their compensation philosophy.

7.

Will hourly associates still be paid weekly if/when the merger is complete?

A:

We do not have information regarding Kroger’s payroll cycles at this time.

8.

Does Kroger have similar health and welfare benefits or do you anticipate major changes if/when the close of the merger occurs?  Do all of the Kroger subsidiaries have the same health insurance or do each of the subsidiaries have separate health and benefit plans?  Is Kroger’s health insurance less expensive than HT’s?

A:

We do not have information on how Kroger administers their benefit plans at this time; however, Kroger has agreed that the total level of your benefits will not decrease for at least 18 months following the close of the merger. After that, Kroger may assess the benefits package offered to our associates to ensure it is in line with their benefits philosophy.

9.

After the close of the merger, will we still receive our bonuses after that?  If bonuses are no longer offered, will I receive a pay increase?

A:

You will have the same bonus opportunity for 18 months after the close of the merger.  After that, Kroger may assess the total pay package offered to our associates and may make changes to align pay with their compensation philosophy.

10.

Will there still be open enrollment for benefits at the end of the year like we normally have each year?  Will I still be able to change coverage, add/drop dependents, etc. at that time?

A:

Yes, open enrollment will occur as usual at the end of this year.  At that time, you can change the coverage you are enrolled in and add or drop dependents just as in the past.  Look for more information in the coming months regarding the exact timeframe for open enrollment.

RETIREMENT

1.

Should I retire now in order to take advantage of the Rule of 85?

A:

Under federal law, if you are already eligible to retire under the Rule of 85 and receive pension benefits, that is a protected benefit that cannot be taken away from you.  Please contact your Manager or Associate Relations Specialist before making any decisions.

2.

What happens to my vested pension benefits?

A:

Under federal law, you are entitled to keep all your vested pension benefits.

3.

What is the ‘Rule of 85’?

A:

The ‘Rule of 85’ determines if you are eligible for full pension benefits when you retire if you wanted to retire earlier than age 65 (normal retirement).  If you are pension eligible and you retire as of an early retirement date (after age 55 and 10 years of service), you are eligible for an unreduced early retirement benefit if you are a Harris Teeter employee and your age plus years of service equal or exceed 85 as of the date you terminate employment.

4.

If I meet the rule of 85 (age plus years of service) but am not yet 55 years old, is my pension in jeopardy if I terminate employment prior to turning 55 years old? Will I only receive a percentage of my full benefit or none at all?

A.

As previously noted, Kroger has agreed that the total level of your benefits will not decrease for at least 18 months following the close of the merger. Harris Teeter, however, continues to reserve the right to amend or terminate the pension plan. Assuming the pension plan continues and you meet the Rule of 85 upon retirement but are not yet age 55, you will not be eligible for the Rule of 85 benefit. If you do not meet the Rule of 85 requirements, early retirement under the pension plan, your pension benefit will be reduced for early payment if you commence distribution prior to age 65.

5.

If I am close to meeting the rule of 85 but am a couple of years away still, what happens to my potential pension benefit if the plan is terminated?

A:

If you are pension eligible currently, you are entitled to your accrued benefit under the plan.  If you continue employment with Harris Teeter even if the plan is terminated, then generally you would continue to earn years of service and age into the Rule of 85.

6.

Will I continue to accrue new benefits under the pension plan, ARC and 401(k) plans?

A:

Kroger has agreed that the total level of your benefits will not decrease for at least 18 months following the close of the merger. Kroger will have the right to determine whether to continue the accrual of any further plan benefits.

7.

What will happen to my 401(k) balance?

A:

Under federal law, you are entitled to keep your vested 401(k) account balance.

8.

What happens to existing 401(k) loans?

A:

Under federal law, you are still responsible for the re-payment of any 401(k) loan or incur a tax penalty.

9.

What happens to the Harris Teeter stock in my 401(k)?  Which account will those proceeds be allocated to within my 401(k)?

A:

You are entitled to $49.38 per share for each of your Harris Teeter shares held in the 401(k) plan at the time of the closing of the merger.  The proceeds of any stock sale will be allocated to your account balance. Prior to closing, you will receive instructions on how you may allocate the proceeds from the sale of your stock.

10.

Will I continue to receive the Company match to my 401(k)?  Will it be the same % match or will that change?  Will Kroger offer a rollover into their plan?

A:

Kroger has agreed that the total level of your benefits will not decrease for at least 18 months following the close of the merger. Kroger will have the right to determine whether to continue these plans as they are or to convert to a Kroger plan going forward.

 MISCELLANEOUS

1.

Will the Hugh Ashcraft effort for Associates still be in effect?

A:

It is our intention for the Hugh Ashcraft foundation to benefit only Harris Teeter Associates in their time of need.

2.

If I have stock through the HTSI Dividend Reinvestment and Stock Purchase Plan with AST, what will happen to that stock if we are acquired?

A:

You are entitled to $49.38 for each share of HTSI stock held in the plan at the time of the closing of the merger.

3.

What is the number to American Stock Transfer Company (AST)?

A:

1-866-662-3940

4.

Will I be taxed on the proceeds of the sale of my HTSI stock held within my 401(k) at the close of the merger?

A:

You will not be taxed at the time of the sale of the stock due to the close of the merger.  The proceeds will be allocated to another account within your 401(k). You would only be taxed if you chose to take a distribution from your 401(k).

5.

Can I rollover the proceeds of the sale of stock from my HTSI Dividend Reinvestment and Stock Purchase Plan into my 401(k) or do I have to take a lump sum distribution?

A:

No, you may not rollover the proceeds.  The stock will be sold for cash and you will receive a check for the proceeds.

6.

For those of us that have retained the option to have weekly deductions taken from our paychecks to purchase HTSI stock through AST, do we need to have the process stopped?

A:

You have the option of stopping your deductions currently.  You will receive additional information about ending automatic payroll deductions for the purchase of HTSI stock as the closing of the merger approaches.

7.

Can I still draw up to 25% of my ESOP at age 55? If/When the ESOP stocks are sold at the close of the merger, can we still get 25% at age 55?

A:

The 25% in-service distribution rules will continue to apply to the amount included in your merged ESOP Subaccount.

8.

Will we be able to buy Kroger stock through payroll deduction after the merger is complete?

A:

We do not have an answer at this time.  Upon the close of the merger, you will learn more about the benefits that Kroger offers.

9.

If the share price on the day that the merger closes is higher than $49.38, will I receive the higher price for any stock I have in my 401(k) or AST or other accounts or will I just receive $49.38 per share?

A:

If you hold any HTSI stock in your 401(k), AST or any other investment or financial institution on the day the merger closes, then you will be entitled to $49.38 per share.  We do not anticipate the per share price at which HTSI stock trades immediately prior to closing exceeding $49.38, but regardless of the per share price at which HTSI actually trades immediately prior to closing, you will receive only $49.38.

ADDITIONAL QUESTIONS

1.

If I have an FDP balance, will that be paid out immediately or will Kroger continue that plan?  Will my distribution elections remain the same?

A:

There will be no impact to your FDP balance as it stands today.  Your FDP balance will not be paid out immediately upon the close of the merger.  After the closing of the merger, Kroger will review the plan and make a determination to continue the plan or not.

2.

What happens to my Restricted Stock in my Merrill Lynch account?  Will I be taxed on the proceeds of the sale of stock?

A:

Upon closing of the merger, all of your outstanding restricted stock will become 100% vested.  At that point, you will be entitled to $49.38 per share of stock and this payment will be paid to you in a lump sum payment and will be subject to taxation at the time of payment.

 3.

What happens to my Performance Shares of Stock in my Merrill Lynch account?

A:

Upon closing of the merger, all of your outstanding performance shares that were awarded last year will be deemed earned and become 100% vested.

4.

If I would otherwise be eligible, will I receive additional LTI grants (stock grants) in November like usual?

A:

If the closing of the merger does not take place prior to the HTSI November board meeting, generally, the Compensation Committee has the authority make determinations of equity grants to eligible associates similar to historical practices.

5.

Will we continue the Key Employee Life Insurance Plan (KELIP) with Mass Mutual?

A:

Kroger has agreed that the total level of your benefits will not decrease for at least 18 months following the close of the merger, but the mix of benefits could change.

6.

When the merger closes and my performance and restricted shares immediately vest and I receive the proceeds from those sold shares, will I be taxed on those proceeds?  Is there any way to avoid that tax hit in the year of the close of the merger?

A:

The proceeds you receive from the sale of those shares will be taxable.  Please speak to your financial advisor regarding wealth management strategies.

Additional Information and Where to Find It

This filing may be deemed to be solicitation materials in respect of the proposed acquisition of the Company by Kroger. In connection with the proposed merger transaction, the Company will file with the Securities and Exchange Commission (the “SEC”) and furnish to the Company’s shareholders a proxy statement and other relevant documents. This filing does not constitute a solicitation of any vote or approval. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://www.harristeetersupermarkets.com or by directing a request to: Harris Teeter Supermarkets, Inc., 701 Crestdale Road, Matthews, North Carolina 28105, Attn: Secretary of the Corporation.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from shareholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Company in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended October 2, 2012 and in its definitive proxy statement filed with the SEC on Schedule 14A on January 4, 2013.

Forward-Looking Statements

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “forecast” and other similar words. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and timing of certain events to differ materially from the information in the forward-looking statements. The following factors, among others, could cause actual results to differ from such statements: the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed Merger Agreement; the failure to receive, on a timely basis or otherwise, the required approvals by the Company’s shareholders and government or regulatory agencies; the risk that a closing condition to the proposed Merger may not be satisfied; risks related to the disruption of management’s attention from the Company’s ongoing business operations due to the transaction; the effect of the announcement of the proposed merger on the Company’s relationships with its customers, suppliers and service providers; and other economic, business, competitive, and regulatory factors affecting the businesses of the Company generally, including those set forth in the filings of the Company with the SEC, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of its annual reports on Form 10-K and quarterly reports on Form 10-Q, current reports on Form 8-K and other SEC filings. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements. The Company assumes no obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements except as required by law.